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                                                          Exhibit (15)




To CMS Energy Corporation:

        We are aware that CMS Energy Corporation has incorporated by reference in this registration statement its Form 10-Q for the quarter ended March 31, 1997, which includes our report dated May 9, 1997, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, this report is not considered a part of the registration statement prepared or certified by our Firm or a report prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.


                                                  /s/ Arthur Anderson LLP
                                                  _______________________


Detroit, Michigan,
   July 25, 1997.